EXHIBIT 99.1

Contact: Peter Ruzicka

Riverstone Networks

(408) 878-6756

pruzicka@riverstonenet.com

RIVERSTONE NETWORKS APPOINTS NETWORKING INDUSTRY VETERAN

OSCAR RODRIGUEZ PRESIDENT AND CHIEF EXECUTIVE OFFICER

SANTA CLARA, Calif., August 20, 2003 – Riverstone Networks (Nasdaq: RSTNE) announced today that Oscar Rodriguez has been appointed as president and chief executive officer. Rodriguez, who has more than 20 years experience in the networking industry, succeeds Romulus Pereira, who will continue to serve as chairman of the company.

Rodriguez joins Riverstone from Nortel Networks, where he served as president of Nortel Networks’ Enterprise Solutions and Intelligent Internet divisions, and was responsible for the strategy and execution for products, services, marketing, and executive sales for the multi-billion voice and data businesses. As president of Nortel’s Intelligent Internet business segment, he directed the effort to deliver high quality carrier data products and services into the global service provider customer base.

“There is a clear need to enable cost effective, high quality network services delivery capabilities in carrier and mission critical networks today,” said Rodriguez. “I am impressed with the potential in Riverstone’s diverse global customer base, the depth of its technology portfolio, and the talents of its employees, and I’m eager to align all of those assets in order to build a company that sets the standard for delivering high value for all of its stakeholders.”

Formerly, Rodriguez served as president and COO of Arris Interactive, a leader in cable MSO voice and data products, where he was responsible for channel sales, marketing, business development, product development, customer service, and manufacturing. He has also served in several management positions in venture-backed companies in the communications and networking industry.

“Oscar brings the optimal balance of technology, management and sales experience that we believe will enable him to identify potential new areas of technological leadership and revenue sources,” said Pereira. “We believe his track record of entrepreneurial vision, customer service and driving business fundamentals will allow Oscar to have an immediate impact on Riverstone and its footprint in all of its worldwide markets.”

Rodriguez holds an MBA from the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill, a Bachelor of Science degree in computer engineering from the University of Central Florida, and has completed post-graduate studies in strategic marketing at The Harvard Business School.

About Riverstone Networks

Riverstone Networks, Inc. (Nasdaq: RSTNE) provides carrier class switches and routers for mission critical networks. From the metropolitan edge to the campus network, Riverstone’s advanced technology delivers the control and reliability carriers, government organizations, educational institutions and large corporations require. Worldwide, operators of mission critical networks trust Riverstone. For more information, please visit www.riverstonenet.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to market growth and expectations regarding Mr. Rodriguez’s ability to identify potential new areas of technological leadership and revenue sources and to impact the company and its market presence worldwide, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include the changes in scope and nature of the Securities and Exchange Commission’s inquiry and/or investigation, the results and effect of the company’s accounting practices review, the effect of the company’s failure to file timely its Form 10-K and Form 10-Q, the ability of the company to file its Form 10-K and Form 10-Q, the possibility that The Nasdaq Stock Market will decline the company’s request for continued listing, whether the company’s outstanding convertible notes would be subject to accelerated repayment under the terms of the indenture governing the notes, the impact of the restatement on the company’s financial results, and the risks detailed from time to time in the company’s SEC reports, including its quarterly report on Form 10-Q for the period ended November 30, 2002. The company disclaims any intent or obligation to update or revise these forward looking statements.

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